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                                                                    EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm


The Board of Trust Managers
AmREIT:

We consent to the use of our report dated March 30, 2005 with respect to the consolidated financial statements and consolidated financial statement schedule of AmREIT and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, included herein, and to the reference to our firm under the heading "Experts" in the prospectus.


                                              /s/ KPMG LLP


Houston, Texas
April 29, 2005